EXHIBIT 99.01


  Continucare Corporation Reports 81% Increase in Revenues and 185%
    Increase in Operating Profit for Fourth Quarter of Fiscal 2007


    MIAMI--(BUSINESS WIRE)--Sept. 12, 2007--Continucare Corporation (AMEX:CNU) today reported financial results for its fourth quarter of fiscal 2007 and the fiscal year ended June 30, 2007. Financial highlights for the quarter include:

    -- Total revenue of $65.4 million, an 81% increase compared to $36.2 million in the fourth quarter of fiscal 2006;

    -- Income from operations of $3.7 million, a 185% increase compared to $1.3 million for the same period last year; and

    -- Net income of $2.4 million, or $0.03 per diluted share, as compared to $1.1 million, or $0.02 per diluted share, for the same period a year ago.

    Full Year Results

    For the fiscal year ended June 30, 2007, total revenue increased 63% to $217.1 million compared to $133.0 million in the prior fiscal year. Income from operations during fiscal 2007 increased 24% to $9.9 million compared to $7.9 million for fiscal 2006. Net income for fiscal 2007 was $6.3 million, or $0.10 per diluted share, compared to $5.3 million, or $0.10 per diluted share, for fiscal 2006.

    Balance Sheet

    Continucare's cash and cash equivalents were $7.3 million at June 30, 2007 compared to $10.7 million at June 30, 2006, while working capital was $16.6 million at June 30, 2007 compared to $15.6 million at June 30, 2006. Total liabilities were $12.9 million at June 30, 2007 as compared to $5.0 million at June 30, 2006. Shareholders' equity increased to $104.1 million at June 30, 2007 from $37.0 million at June 30, 2006.

    "We are very pleased with the financial results for both our fourth fiscal quarter and our full fiscal year," said Richard C. Pfenniger, Jr., Continucare's Chairman and Chief Executive Officer. "Our revenues, profits and cash flow from operations increased significantly, and at fiscal year-end our balance sheet remained virtually free of long-term indebtedness. We are also pleased that while achieving these results we took actions to support future growth. These actions include the acquisition of the Miami Dade Health Centers, which significantly expanded the breadth and scope of our operations. In addition, during fiscal 2007 we conceived of and began the effort to launch Continucare ValuClinic(TM), a new line of retail-based convenient care clinics. We currently expect to open our first ValuClinic locations this Fall. Overall, this is a very exciting period for Continucare and we are optimistic about our prospects."

    Stock Repurchase Program

    Under our previously announced stock repurchase program, our Board authorized the buy back of up to 2.5 million shares of our common stock. Approximately 1.34 million shares remain available for repurchase under this program and management intends to repurchase shares under the program based on its assessment of market conditions from time to time. Purchases will be reported on a quarterly basis in Continucare's periodic reports filed with the SEC.

    About Continucare ValuClinic(TM)

    Continucare ValuClinic(TM) is a new line of consumer-oriented, retail-based health centers which will offer treatment for common illnesses such as the flu, bronchitis, strep throat, pink eye, skin infections and seasonal allergies, in a quick, convenient, and patient-friendly health care setting. Continucare ValuClinic(TM) will also offer other high demand health care services such as common vaccinations, physical examinations and diagnostic screenings. The clinics will be staffed primarily by certified nurse practitioners and physician assistants and will be open seven days a week with extended hours on weekdays. No appointment will be necessary and fees for services will represent a meaningful discount to care provided in more traditional health care settings. For more information please visit www.valuclinic.net.

    About Continucare Corporation

    Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Currently, through its network of medical facilities and IPAs, Continucare provides health care services for approximately 40,000 patients. For more information please visit www.continucare.com.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks and uncertainties relating to our acquisition of Miami Dade Health Centers, Inc. and its affiliated companies, including the risk that we may not realize the expected benefits of the acquisition and that the acquisition may not ultimately be accretive to earnings, the risk that we may be unable to successfully complete the integration of the Miami Dade Health Centers companies into our business and achieve expected synergies, and the risk that further restructuring or other acquisition-related charges may be required in future periods, risks relating to the timely opening of Continucare ValuClinic health centers as currently scheduled, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us and that risk corridor adjustment charges in future periods may be greater than in the past, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on three HMOs for substantially all of our revenues, including the loss of our managed care agreements with any of these HMOs and our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2006 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.


                        CONTINUCARE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                                    June 30,
                  ASSETS                       2007          2006
                                           ------------- -------------
Current assets:
  Cash and cash equivalents                $  7,262,247  $ 10,681,685
  Other receivables, net                        308,111       231,832
  Due from HMOs, net of a liability for
   incurred but not reported medical claims
   expense of approximately $23,618,000 and
   $14,207,000 at June 30, 2007 and 2006,
   respectively                              13,525,092     6,339,526
  Prepaid expenses and other current assets   1,273,593       689,096
  Deferred tax assets                           740,264       658,768
                                           ------------- -------------
    Total current assets                     23,109,307    18,600,907
Certificates of deposit, restricted           1,176,635     1,126,987
Property and equipment, net                   8,509,454       824,220
Goodwill, net of accumulated amortization
 of approximately $7,610,000                 73,670,225    14,342,510
Intangible assets, net of accumulated
 amortization of $929,000                     7,731,000             -
Managed care contracts, net of accumulated
 amortization of approximately $3,126,000
 and $2,773,000 at June 30, 2007 and 2006,
 respectively                                   384,422       737,234
Deferred tax assets                           2,289,811     5,810,562
Other assets, net                                66,694       551,927
                                           ------------- -------------
    Total assets                           $116,937,548  $ 41,994,347
                                           ============= =============
   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                         $  1,007,869  $    575,925
  Accrued expenses and other current
   liabilities                                4,542,097     2,377,505
  Income taxes payable                          910,739        24,428
                                           ------------- -------------
    Total current liabilities                 6,460,705     2,977,858
Capital lease obligations, less current
 portion                                        165,191       112,068
Deferred tax liabilities                      6,215,483     1,929,501
Other liability                                  37,784             -
                                           ------------- -------------
    Total liabilities                        12,879,163     5,019,427
Commitments and contingencies
Shareholders' equity:
  Common stock, $0.0001 par value:
   100,000,000 shares authorized;
   70,043,086 shares issued and outstanding
   at June 30, 2007 and 50,242,478 shares
   issued and outstanding at June 30, 2006        7,004         5,024
  Additional paid-in capital                124,616,091    63,838,051
  Accumulated deficit                       (20,564,710)  (26,868,155)
                                           ------------- -------------
    Total shareholders' equity              104,058,385    36,974,920
                                           ------------- -------------
    Total liabilities and shareholders'
     equity                                $116,937,548  $ 41,994,347
                                           ============= =============


                        CONTINUCARE CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                         (Unaudited)                Year Ended
                      Three-Months Ended
                   ------------------------ --------------------------
                     6/30/07     6/30/06       6/30/07      6/30/06
                   ------------------------ --------------------------
Revenue:
 Medical services
  revenue          $65,374,523 $36,192,717  $216,878,488 $132,629,665
 Management fee
  revenue and other
  income                67,403      19,535       267,799      361,247
                   ------------------------ --------------------------
      Total revenue 65,441,926  36,212,252   217,146,287  132,990,912

Operating expenses:
 Medical services:
   Medical claims   48,682,355  28,141,372   161,153,828   97,781,447
   Other direct
    costs            6,439,063   3,373,086    22,919,746   13,137,396
                   ------------------------ --------------------------
      Total medical
       services     55,121,418  31,514,458   184,073,574  110,918,843
 Administrative
  payroll and
  employee benefits  2,288,807   1,544,635     9,192,670    6,538,295
 General and
  administrative     4,285,951   1,837,454    13,990,439    7,584,205
                   ------------------------ --------------------------
      Total
       operating
       expenses     61,696,176  34,896,547   207,256,683  125,041,343
                   ------------------------ --------------------------

Income from
 operations          3,745,750   1,315,705     9,889,604    7,949,569

Other income
 (expense):
 Interest income        87,027     121,778       356,192      331,001
 Interest expense       (4,808)     (2,291)      (49,746)     (12,870)
                   ------------------------ --------------------------
Income before
 income tax
 provision           3,827,969   1,435,192    10,196,050    8,267,700
Income tax
 provision           1,450,757     327,020     3,892,605    2,930,161
                   ------------------------ --------------------------
Net income         $ 2,377,212 $ 1,108,172  $  6,303,445 $  5,337,539
                   ======================== ==========================

Net income per
 common share:
  Basic            $       .03 $       .02  $        .10 $        .11
                   ======================== ==========================
  Diluted          $       .03 $       .02  $        .10 $        .10
                   ======================== ==========================

Weighted average
 common shares
 outstanding:
  Basic             70,043,171  50,197,034    65,044,319   49,907,898
                   ======================== ==========================
  Diluted           71,434,846  51,516,141    66,324,613   51,230,435
                   ======================== ==========================


                        CONTINUCARE CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                               Year Ended June 30,
                                            --------------------------
                                                2007          2006
                                            ------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                 $  6,303,445  $ 5,337,539
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization               2,013,486      695,095
   Loss on disposal of fixed assets               35,924            -
   Provision for bad debts                       165,181      163,105
   Compensation expense related to issuance
    of stock options                           1,692,190    1,292,234
   Excess tax benefits related to exercise
    of stock options                            (523,964)           -
   Deferred tax expense                        2,172,618    2,767,095
 Changes in operating assets and
  liabilities, excluding the effect of
  disposals:
   Other receivables                            (241,460)    (249,964)
   Due from HMOs, net                         (1,803,016)  (2,853,996)
   Prepaid expenses and other current assets    (629,497)      30,481
   Other assets                                  151,360     (125,964)
   Accounts payable                              369,688      (84,214)
   Accrued expenses and other current
    liabilities                                 (275,196)       8,354
   Income taxes payable                        1,419,894     (106,934)
                                            ------------- ------------
Net cash provided by continuing operations    10,850,653    6,872,831
Net cash used in discontinued operations               -      (32,512)
                                            ------------- ------------
Net cash provided by operating activities     10,850,653    6,840,319

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificate of deposit              (49,648)    (596,637)
 Proceeds from sales of fixed assets              70,000            -
 Acquisition of MDHC Companies, net of cash
  acquired                                    (6,109,980)           -
 Purchase of property and equipment             (894,325)    (280,675)
 Other assets                                          -     (359,147)
                                            ------------- ------------
Net cash used in investing activities         (6,983,953)  (1,236,459)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                    1,813,317            -
 Repayments on note payable                   (1,813,317)    (520,000)
 Proceeds from long-term debt                  6,917,808            -
 Repayment on long-term debt                 (14,690,960)           -
 Principal repayments under capital lease
  obligations                                    (96,248)    (127,053)
 Proceeds from exercise of stock options         103,700      640,468
 Excess tax benefits related to exercise of
  stock options                                  523,964            -
 Payment of fees related to issuance of
  stock                                          (44,402)           -
 Repurchase and retirement of common stock             -     (696,134)
                                            ------------- ------------
Net cash used in financing activities         (7,286,138)    (702,719)
                                            ------------- ------------

Net (decrease) increase in cash and cash
 equivalents                                  (3,419,438)   4,901,141
Cash and cash equivalents at beginning of
 fiscal year                                  10,681,685    5,780,544
                                            ------------- ------------
Cash and cash equivalents at end of fiscal
 year                                       $  7,262,247  $10,681,685
                                            ============= ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING TRANSACTIONS:
Purchase of equipment, furniture and
 fixtures with proceeds of capital lease
 obligations                                $    171,135  $   215,162
                                            ==========================
Retirement of treasury stock                $          -  $ 5,424,701
                                            ============= ============
Stock issued upon conversion of related
 party notes payable                        $          -  $   102,180
                                            ============= ============


                       CONTINUCARE CORPORATION
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                               Year Ended June 30,
                                            --------------------------
                                                2007          2006
                                            ------------- ------------
Information with respect to MDHC acquisition
 accounted for under the purchase method of
 accounting is summarized as follows:
  Fair value of assets acquired             $ 22,244,088  $          -
  Liabilities assumed                        (15,375,217)            -
                                            ------------- ------------
  Net assets acquired                          6,868,871             -
                                            ------------- ------------
Purchase price:
  Cash paid to principal owners of MDHC        5,709,937             -
  Acquisition costs                              982,081             -
  Cash to be paid related to acquisition       1,000,000             -
  Fair market value of stock issued           58,504,568             -
                                            ------------- ------------
  Total                                       66,196,586             -
                                            ------------- ------------
  Goodwill                                  $ 59,327,715  $          -
                                            ============= ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes                         $    306,000  $    270,000
                                            ============= ============
Cash paid for interest                      $     49,746  $     12,870
                                            ============= ============


    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, Senior Vice President - Finance
             305-500-2105